Exhibit 99.1

               DOCUMENT SCIENCES ANNOUNCES SECOND QUARTER RESULTS

              RECORDS HIGHEST QUARTERLY REVENUE IN COMPANY HISTORY

    CARLSBAD, Calif., Aug. 1 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX), a global leader in providing customer communications management solutions, today reported revenues of $8.5 million for the quarter ended June 30, 2006, a record for the company and an increase of 8% over revenues of $7.9 million for the quarter ended June 30, 2005. Net income for the quarter ended June 30, 2006, was $144,000 compared with net income of $340,000 for the quarter ended June 30, 2005. Net income per share for the quarter ended June 30, 2006, was $0.03 based on 5,372,663 diluted shares outstanding, compared with net income per share of $0.06, based on 5,341,281 diluted shares outstanding for the quarter ended June 30, 2005.

    For the six months ended June 30, 2006, revenues were $16.2 million, compared with revenues of $14.1 million for the same period in 2005, representing an increase of 15%. For the six months ending June 30, 2006, the company reported a net loss of $315,000, or $0.07 per share based on 4,235,085 shares outstanding, compared with a net loss of $258,000, or $0.06 per share based on 4,113,391 shares outstanding, for the six months ending June 30, 2005.

    Jack McGannon, Document Sciences' President and CEO, stated that "we are pleased that this quarter we have reported record company quarterly revenues. Additionally, this represents the eighth consecutive quarter of year-over-year quarterly revenue growth."

    McGannon added that "through the first six months of the year we have enjoyed growth in both License Fees and Services. First half revenue from License Fees has grown by 12% while revenue from Services is up by 21%." McGannon noted that "quarterly Services revenue exceeded $3 million for first time in company history and that the Services margin improved to 22% as we realized the return on investments we made over the last two quarters to hire and train additional resources."

    McGannon further stated that "our financial condition remains healthy. Our cash and short-term investments balances, which were $6.6 million at June 30, 2006, declined by $1.3 million from year end balances, largely reflecting typical seasonality related to the timing of annual support fee payments and payments of accrued compensation. Our Receivables continue to grow in concert with revenue and are up by nearly $1 million since the end of last year. Additionally, deferred revenue remains significant, with a balance of nearly $14 million at the end of the second quarter."

    The results for the first and second quarter of 2006 reflect the Company's decision last year to revise its policy on the timing of revenue recognition for annually renewable term license agreements and professional services bundled with these agreements. Also included in expenses for the three and six months ended June 30, 2006 are $122,000 and $209,000, respectively, of stock-based compensation expenses, including $64,000 and $92,000, respectively, resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

    About Document Sciences
    Document Sciences is a market-leading global solutions provider for customer communications management. Our award-winning xPression software suite enables organizations to automate the creation and delivery of well-designed, highly personalized communications -- from contracts, policies and high-volume relationship statements, to customized marketing collaterals and correspondence. More than 500 content-driven organizations worldwide, including over 60 FORTUNE Global 500 companies, use Document Sciences' solutions to reduce development costs by up to 90%, improve time-to-revenue by as much as 75%, and enhance the overall customer experience with highly effective 1:1 communications. Based in Carlsbad, California, with award-winning offshore services operations in Beijing, China and offices across the U.S. and in London, Document Sciences also markets its products in Europe, Australia, Canada, New Zealand, Latin America and Asia. For more information about Document Sciences Corporation, call 888.4.DOC.SCI or visit www.docscience.com.

    This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2005. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                   June 30,       December 31,
                                                     2006            2005
                                                --------------   --------------
ASSETS
Current assets:
  Cash and cash equivalents                     $    5,301,084   $    6,692,642
  Short-term investments                             1,295,144        1,179,851
  Accounts receivable, net                           8,493,234        7,564,929
  Other current assets                               1,509,402        1,666,382
   Total current assets                             16,598,864       17,103,804
Property and equipment, net                            755,100          788,567
Software development costs, net                      1,222,338        1,698,394
Goodwill, net                                        4,495,192        4,495,192
   Total assets                                 $   23,071,494   $   24,085,957


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $      441,988   $      160,160
  Accrued compensation                               1,175,802        1,719,869
  Other accrued liabilities                            499,998          445,659
  Deferred revenue                                  13,937,378       14,861,856
   Total current liabilities                        16,055,166       17,187,544

Obligations under capital leases                        17,110           27,521

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value                          4,360            4,315
  Treasury stock                                      (275,999)        (344,858)
  Additional paid-in capital                        13,633,533       13,258,962
  Accumulated comprehensive loss                          (542)              18
  Retained deficit                                  (6,362,134)      (6,047,545)
   Total stockholders' equity                        6,999,218        6,870,892
   Total liabilities and stockholders'
    equity                                      $   23,071,494   $   24,085,957

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        Three Months Ended                Six Months Ended
                                                            June30,                           June30,
                                                -------------------------------   -------------------------------
                                                     2006             2005             2006            2005
                                                --------------   --------------   --------------   --------------
Revenues:
  License fees                                  $    5,382,716   $    5,294,606   $   10,733,485   $    9,580,053
  Services and other                                 3,076,578        2,567,842        5,510,732        4,560,954
   Total revenues                                    8,459,294        7,862,448       16,244,217       14,141,007
Cost of revenues:
  License fees                                       1,040,640        1,119,594        2,219,235        2,239,060
  Services and other                                 2,411,821        1,920,015        4,991,027        3,486,039
   Total cost of revenues                            3,452,461        3,039,609        7,210,262        5,725,099
Gross margin                                         5,006,833        4,822,839        9,033,955        8,415,908
Operating expenses:
  Research and development                           1,472,422        1,337,634        2,765,798        2,697,500
  Selling and marketing                              2,388,548        2,299,518        4,717,122        4,285,426
  General and administrative                         1,048,768          937,742        1,969,098        1,798,963
   Total operating expenses                          4,909,738        4,574,894        9,452,018        8,781,889
Income (loss) from operations                           97,095          247,945         (418,063)        (365,981)
  Interest and other income, net                        49,465           92,246          108,859          121,545
Income (loss) before income taxes                      146,560          340,191         (309,204)        (244,436)
  Provision for income taxes                             2,351               --            5,385           13,165
Net income (loss)                               $      144,209   $      340,191   $     (314,589)  $     (257,601)

Net income (loss) per share - basic             $         0.03   $         0.08   $        (0.07)  $        (0.06)
Weighted average shares used in basic
 calculation                                         4,250,625        4,119,752        4,235,085        4,113,391
Net income (loss) per share - diluted           $         0.03   $         0.06   $        (0.07)  $        (0.06)
Weighted average shares used in diluted
 calculation                                         5,372,663        5,341,281        4,235,085        4,113,391

SOURCE  Document Sciences Corporation
    -0-                             08/01/2006
    /CONTACT: Editorial, Todd Schmidt, +1-760-602-1597, tschmidt@docscience.com, or Investors, Leslie Weller, +1-760-602-1524, lweller@docscience.com, both of Document Sciences Corporation/
    /Web site:  http://www.docscience.com/